Execution Version
EXHIBIT 10.68
SECOND AMENDMENT TO LOAN AGREEMENT
THIS SECOND AMENDMENT TO LOAN AGREEMENT among PGRT ESH, Inc., a Delaware corporation (the “Borrower”), Lightstone Holdings LLC, a Delaware limited liability company (“Lightstone Holdings”), David Lichtenstein (together with Lightstone Holdings, the “Guarantors,” and collectively with the Borrower, the “Loan Parties”), and Citicorp USA, Inc., a Delaware corporation (the “Lender”), is made as of December 31, 2008.
W I T N E S S E T H :
WHEREAS, the Borrower and the Lender are parties to the Amended and Restated Loan Agreement dated as of June 6, 2008, as amended by the First Amendment to Loan Agreement (the “First Amendment”) dated as of October 31, 2008 (the “Loan Agreement”; the terms defined therein being used herein as therein defined);
WHEREAS, each of the Guarantors guaranteed the liabilities and obligations of the Borrower under the Loan Agreement on the terms and conditions set forth in an Amended and Restated Guaranty dated June 6, 2008, each as amended by the First Amendment to Amended and Restated Guaranty dated as of October 31, 2008 by each of the Guarantors in favor of the Lender; and
WHEREAS, the Loan Parties and the Lender have executed a letter agreement dated the date hereof pursuant to which the Lender and the Loan Parties have agreed to make certain amendments to the First Amendment.
SECTION 1. Amendment to Loan Agreement. Effective as of the date hereof, Section 2.2.4 of the Loan Agreement is amended by deleting “December 31, 2008” each time it appears and substituting “January 30, 2009” therefor.
SECTION 2. Reference to and Effect on the Loan Documents.
(a) Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” and words of like import, and such words or words of like import in each reference in the other Loan Documents, shall mean and be a reference to the Loan Agreement as amended hereby.
(b) Except as specifically amended hereby, all of the terms and provisions of the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Lender under any of the Loan Documents or constitute a waiver of any provision of any of the Loan Documents, nor shall anything contained herein be deemed to prejudice the exercise by the Lender of any or all its rights and remedies under the Loan Documents.

(d) Except as specifically amended hereby, all of the terms and provisions of the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
(e) This Amendment shall be deemed to be a Loan Document for all purposes.
(f) This Amendment is subject to Section 8.4 of the Loan Agreement.
SECTION 3. Execution in Counterparts. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument. This Amendment may be executed and delivered by telecopier or other electronic means with the same force and effect as if the same was a fully executed and delivered original manual counterpart.
[Remainder of page intentionally left blank]

PGRT ESH, INC.

By:	[s] David Lichtenstein

David Lichtenstein Chairman
AGREED TO AND ACCEPTED AS
OF THE DATE FIRST SET FORTH ABOVE:
Lender

CITICORP USA, INC.

By:	[s] Diana Yusan Diana Yusun
Director
Guarantors

[s] David Lichtenstein David Lichtenstein
LIGHTSTONE HOLDINGS LLC

By:	[s] David Lichtenstein David Lichtenstein
Managing Member
Signature page to Second Amendment